                                                                               .
                                                                               .
                                                                               .

                                                                          (D)(1)

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
NEW YORK CITY TIME ON THE EXPIRATION DATE OF JANUARY 20, 2006

CONTROL NO.                           MAXIMUM PRIMARY SUBSCRIPTION SHARES AVAILABLE

THE CENTRAL EUROPE AND RUSSIA FUND, INC.
SUBSCRIPTION RIGHTS FOR COMMON STOCK

Dear Stockholder:

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THIS CARD AND RETURN TO THE SUBSCRIPTION AGENT.

As the registered owner of the subscription certificate below, you are entitled to subscribe for the number of shares of common stock, $0.001 par value, of The Central Europe and Russia Fund Inc. (the "Fund") shown above pursuant to the primary subscription and upon the terms and conditions and at the subscription price for each share specified in the prospectus relating thereto. The rights represented hereby include the over-subscription privilege for record date shareholders, as described in the prospectus. Under the over-subscription privilege, any number of additional shares may be purchased by a record date shareholder if such shares are available and such shareholder has fully exercised his or her primary subscription rights.

Registered owners who are participants in the Fund's voluntary cash purchase program and dividend reinvestment plan (the "Plan") will receive their primary subscription shares and over-subscription shares via an uncertificated share credit to their existing accounts. To request a stock certificate, participants in the Plan must check Box D on the reverse side of the rights certificate below.

Stock certificates for shares purchased pursuant to the primary subscription will be delivered as soon as practicable after receipt of the required completed subscription certificate and after full payment has been received and cleared. Generally, this will occur subsequent to the confirmation date. Shares, however, may be issued to the dealer manager pursuant to the exercise of rights in the primary subscription promptly after exercise and payment as permitted in the subscription agent agreement between the Fund and the subscription agent. Stock certificates for shares purchased pursuant to the over-subscription privilege and confirmation statements reflecting uncertificated share credits for dividend reinvestment accounts will be delivered as soon as practicable after the expiration date and after all allocations have been effected.

THE PRIMARY SUBSCRIPTION RIGHTS ARE TRANSFERABLE

PAYMENT MUST BE IN UNITED STATES DOLLARS. ONLY MONEY ORDERS OR CHECKS DRAWN ON A BANK LOCATED IN THE UNITED STATES AND MADE PAYABLE TO "THE CENTRAL EUROPE AND RUSSIA FUND, INC." WILL BE ACCEPTED. PLEASE REFERENCE YOUR RIGHTS CARD CONTROL NUMBER ON YOUR CHECK, MONEY ORDER, OR NOTICE OF GUARANTEED DELIVERY.

THE DOCUMENT BELOW IS YOUR SUBSCRIPTION CERTIFICATE
 -------------------------------------------------------------------------------

CUSIP NO. [        ]       VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE
                           5:00 P.M.
                           NEW YORK CITY TIME ON THE EXPIRATION DATE OF MARCH
                           19, 2004

CONTROL NO.                            MAXIMUM PRIMARY SHARES AVAILABLE

RIGHTS REPRESENTED BY THIS SUBSCRIPTION CERTIFICATE

THE CENTRAL EUROPE AND RUSSIA FUND, INC.
SUBSCRIPTION RIGHTS FOR COMMON STOCK

The registered holder of this subscription certificate, named below, or assignee, is entitled to the number of rights to subscribe for shares of common stock, $0.001 par value, of The Central Europe and Russia Fund, Inc. (the "Fund") shown above, in the ratio of one share for each three rights, pursuant to the primary subscription and upon the terms and conditions and at the price for each share specified in the prospectus relating thereto. To subscribe for shares, the holder must present to Colbent Corporation (the subscription agent), prior to 5:00 p.m., New York City time, on the expiration date of January 20, 2006 (unless extended by the Fund), either: (a) a properly completed and executed subscription certificate and a money order or check drawn on a bank located in the United States and payable to "The Central Europe and Russia Fund, Inc." for an amount equal to the number of shares subscribed for under the primary subscription (and, if such holder is a record date shareholder electing to exercise the over-subscription privilege, under the over-subscription privilege) multiplied by the subscription price; or (b) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and executed subscription certificate and (ii) a money order or check drawn on a bank located in the United States and payable to "The Central Europe and Russia Fund, Inc." for an amount equal to the number of shares subscribed for under the primary subscription (and, if such holder is a record date shareholder electing to exercise the over-subscription privilege, under the over-subscription privilege) multiplied by the subscription price (which certificate and full payment must then be delivered by the close of business on the fifth business day after the expiration date). Under the over-subscription privilege, as described in the prospectus, any number of additional shares may be purchased by a record date stockholder if such shares are available and the owner's primary subscription rights have been fully exercised and the pro rata allocation requirements have been satisfied. Any excess payment to be refunded by the Fund to a record date stockholder who is not allocated the full amount of shares subscribed for pursuant to the over-subscription privilege will be returned to him or her by mail by the subscription agent as soon as practicable. An exercising rights holder will have no right to rescind a purchase after the subscription agent has received payment, either by means of a Notice of Guaranteed Delivery or a money order or check. This subscription certificate may be transferred, in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. To subscribe pursuant to the primary subscription or the over-subscription privilege, three rights and the estimated subscription price, which is $[ . ], are required for each share. Payment of $[ . ] per share must accompany the subscription certificate. See reverse side for forms.

(COMPLETE APPROPRIATE SECTION ON REVERSE SIDE OF THIS FORM)

TO SUBSCRIBE FOR YOUR PRIMARY SUBSCRIPTION SHARES, PLEASE COMPLETE LINE "A" ON THE CARD BELOW.

Example:
30 shares = 30 rights. 30 rights divided by 3 = 10 primary subscription shares. The maximum number of primary subscription shares would be 10. Fractional shares will be dropped.

A.         30         / 3 =         10           X              $[  .  ]               =           $[  .  ]
      ------------             -------------           --------------------------           ----------------------
     (No. of rights)          (No. of shares)        (Estimated subscription price)        (Payment to be remitted)

If you are not exercising in full your primary subscription right, check box "F" below and we will attempt to sell any remaining unexercised Rights.

PLEASE NOTE THAT $[ . ] IS AN ESTIMATED SUBSCRIPTION PRICE ONLY. THE
SUBSCRIPTION PRICE WILL BE DETERMINED ON [        ], 2006 THE EXPIRATION DATE
(UNLESS EXTENDED) AND COULD BE HIGHER OR LOWER THAN THE ESTIMATED SUBSCRIPTION PRICE DEPENDING ON CHANGES IN THE NET ASSET VALUE AND SHARE PRICE OF THE COMMON STOCK.

TO SUBSCRIBE FOR ANY SHARES AVAILABLE UNDER THE OVER-SUBSCRIPTION PRIVILEGE, PLEASE COMPLETE LINE "B" BELOW.

PLEASE NOTE: ONLY RECORD DATE SHAREHOLDERS WHO HAVE EXERCISED THEIR PRIMARY SUBSCRIPTION IN FULL MAY EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE.

PAYMENT OF SHARES: Full payment or a Notice of Guaranteed Delivery for both the shares purchased pursuant to primary subscription and over-subscription privilege must accompany this subscription. Please reference your rights card control number on your check, money order, or Notice of Guaranteed Delivery.

Return the subscription certificate by hand, first class mail or overnight courier to: Colbent Corporation.

BY HAND:                                          BY MAIL:                  BY EXPRESS MAIL OR OVERNIGHT COURIER:
Securities Transfer and Reporting Services, Inc.  Colbent Corporation       Colbent Corporation
c/o Colbent Corporation                           P.O. Box 859208           161 Bay State Road
100 William Street Galleria                       Braintree, MA 02185-9208  Braintree, MA 02184
New York, NY 10038                                USA                       USA
USA

If the aggregate subscription price paid by a record date shareholder is insufficient to purchase the number of shares that such shareholder indicates are being subscribed for, or if a record date shareholder does not specify the number of shares to be purchased, then the record date shareholder will be deemed to have exercised first, the primary subscription right (if not already fully exercised) and second, the over-subscription privilege to the full extent of the payment tendered. If the aggregate subscription price paid by a record date shareholder exceeds the amount necessary to purchase the number of shares for which the record date stockholder has indicated an intention to subscribe, then the record date shareholder will be deemed to have exercised first, the primary subscription rights (if not already fully exercised) and second, the over-subscription privilege to the full extent of the excess payment tendered.
--------------------------------------------------------------------------------

 PLEASE FILL IN ALL APPLICABLE INFORMATION
                       Expiration Date: January 20, 2006

A.   Primary subscription        ---------         ---------                     =   $--------   E.
                                            / 3 =               X   $[  .  ]

                                  (Rights           (No. of      (Estimated)subscription price
    (Three rights = 1 Share)     exercised)         shares
                                                   requested)
B.   Over-subscription privilege                   ---------                     =   $--------   [ ]
                                                                X   $[  .  ]
                                                                 (Estimated)subscription price
                                                    (No. of                                      [ ]
                                                    shares
                                                   requested)
C.   Amount of check enclosed (A + B) (and amount to be                          =   $ -------
     inserted in Notice of Guaranteed Delivery, if applicable)                                   F. Sell
                                                                                                 any
                                                                                                 remaining
                                                                                                 rights [
                                                                                                 ]
D.   If you currently reinvest your dividends and wish to receive a                              G. Sell
     certificate, check here [ ]                                                                 all of
                                                                                                 my
                                                                                                 rights [
                                                                                                 ]

A.   The following Broker-Dealer is being designated as having
     been instrumental in the exercise of this subscription
     right:
B.   UBS Securities LLC
     ---------------------------------------------
     Representative Name ------------------------------
C.
D.

--------------------------------------------------------------------------------

SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the number of shares indicated as the total of A and B hereon upon the terms and conditions specified in the prospectus relating to the primary subscription right and over-subscription privilege, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of common stock for which I have subscribed, the Fund may exercise any of the remedies set forth in the prospectus.

TO SELL: If I have checked either the box on line F or on line G, I authorize the sale of rights by the subscription agent according to the procedures described in the prospectus.

------------------------------------------------------
Signature(s) of subscriber(s)/seller(s)

IMPORTANT: The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your subscription certificate.

------------------------------------------------------
Address for delivery of shares if other than shown on front

If permanent change of address, check here [ ]
Please give your telephone number:

(   )
------------------------------------------------------
Telephone number
SECTION 2. TO TRANSFER RIGHTS (EXCEPT PURSUANT TO F OR G ABOVE): FOR VALUE
RECEIVED,           OF THE RIGHTS REPRESENTED BY THIS SUBSCRIPTION CERTIFICATE
ARE ASSIGNED TO:

------------------------------------------------------
Print full name of assignee

------------------------------------------------------
Print full address

------------------------------------------------------
Signature(s) of assignor(s)

Your signature must be guaranteed by an Eligible Guarantor Institution as that term is defined under Rule 17Ad-15 of the Securities Exchange Act of 1934, which may include:

a) a commercial bank or trust company, or
b) a member firm of a domestic stock exchange, or
c) a savings bank or credit union

SIGNATURE GUARANTEED BY
                         ---------------------------------
                         (NAME OF BANK OR FIRM)

                         ---------------------------------
                         (SIGNATURE OF OFFICER AND TITLE)